EXHIBIT 99.1


PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-33362
(To Prospectus dated March 12, 2002)








                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

     The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                                Share         Primary
                         Name of Company                         Ticker        Amounts    Trading Market
      Advanced Micro Devices. Inc.                                AMD             4            NYSE
      Altera Corporation                                          ALTR            6           NASDAQ
      Amkor Technology, Inc.                                      AMKR            2           NASDAQ
      Analog Devices, Inc.                                        ADI             6            NYSE
      Applied Materials, Inc.(1)                                  AMAT           26           NASDAQ
      Atmel Corporation                                           ATML            8           NASDAQ
      Broadcom Corporation                                        BRCM            2           NASDAQ
      Intel Corporation                                           INTC           30           NASDAQ
      KLA-Tencor Corporation                                      KLAC            3           NASDAQ
      Linear Technology Corporation                               LLTC            5           NASDAQ
      LSI Logic Corporation                                       LSI             5            NYSE
      Maxim Integrated Products, Inc.                             MXIM            5           NASDAQ
      Micron Technology, Inc.                                      MU             9            NYSE
      National Semiconductor Corporation                          NSM             3            NYSE
      Novellus Systems, Inc.                                      NVLS            2           NASDAQ
      SanDisk Corporation                                         SNDK            l           NASDAQ
      Teradyne, Inc.                                              TER             3            NYSE
      Texas Instruments, Inc.                                     TXN            22            NYSE
      Vitesse Semiconductor Corporation                           VTSS            3           NASDAQ
      Xilinx, Inc.                                                XLNX            5           NASDAQ

    --------------------

    (1) Applied Materials, Inc. announced a 2-for-1 stock split on its common stock payable to shareholders of record as of April 1, 2002. Applied Materials, Inc. began trading on a split-adjusted basis on April 17, 2002. Effective April 22, 2002 the share amount of Applied Materials, Inc. represented by a round lot 100 Semiconductor HOLDRS is 26.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2002.